UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   September 27, 2024

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On  September 27, 2024, Hallador Energy Company (the “Company”) and certain of its subsidiaries executed an amendment to its credit agreement with PNC Bank, National Association (“PNC”), as administrative agent for the Lenders and the Lenders party thereto (such amendment, the “Credit Agreement Amendment” and the credit agreement as so amended, the “Fourth Amended and Restated Credit Agreement”); capitalized terms used but not defined herein are as defined in the Fourth Amended and Restated Credit Agreement.  The Company entered into the Credit Agreement Amendment in view of its pursuit of additional forward power purchase agreements and as its negotiations continue to advance in response to the Company’s data center targeted RFP launched earlier this year.  The primary purpose of the Credit Agreement Amendment is to: (i) provide for additional flexibility for the Company and its subsidiaries to enter into certain types of forward power purchase agreements; provided, that the Company makes prepayments of outstanding term loans using, and upon the receipt of, any payments under certain Eligible PPAs, up to $20 million in the aggregate; (ii) provide that the Debt Service Coverage Ratio financial covenant (1.25 to 1.00) will only be tested from and after the fiscal quarter ended June 30, 2025; (iii) amend the existing maximum Leverage Ratio financial covenant to provide for a maximum Leverage Ratio of 5.50 to 1.00 for the fiscal quarter ended March 31, 2025 and a maximum Leverage Ratio of 2.25 to 1.00 for each fiscal quarter thereafter; (iv) provide for a maximum First Lien Leverage Ratio of 3.50 to 1.00 for the fiscal quarter ended March 31, 2025; (v) add a minimum Liquidity requirement of $10 million until the date on which the compliance certificate for the fiscal quarter ended June 30, 2025 is delivered; (vi) add a minimum Consolidated EBITDA requirement of $5 million for the fiscal quarters ending September 30, 2024, December 31, 2024 and March 31, 2025; and (vii) provide for certain other miscellaneous amendments as set forth therein.  The description of the Credit Agreement Amendment contained herein is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Number Description

10.1 - First Amendment to the Fourth Amended and Restated Credit Agreement dated as of September 27, 2024
104  - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

Date: October 3, 2024	By:	/s/MARJORIE HARGRAVE
Marjorie Hargrave
Chief Financial Officer

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